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Exhibit 99.1

MedQuest, Inc. Announces Record Revenues for the Quarter and Year Ended December 31, 2002

        Alpharetta, Georgia, February 24, 2003—MedQuest, Inc., a leading operator of independent, fixed-site, outpatient diagnostic imaging centers, today announced record revenues for the quarter and year ended December 31, 2002.

        Based on preliminary results, revenues increased to $54.3 million for the fourth quarter of 2002, representing a 26.9% increase, as compared to revenues of $42.8 million for the fourth quarter of 2001. MedQuest operated 77 centers at December 31, 2002 as compared to 66 centers at December 31, 2001. Revenues for the year ended December 31, 2002 also increased to a record $203.4 million, representing a 42.9% increase, as compared to revenues of $142.3 million for the year ended December 31, 2001. During the year ended December 31, 2002, MedQuest acquired 6 centers and opened 5 de novo centers.

        "MedQuest delivered strong results in the fourth quarter and for the year and we are very pleased with our levels of growth in both revenues and income from operations," said Gene Venesky, Chairman and Chief Executive Officer. "Our continued achievement of record revenues marks our second consecutive announced record revenue quarter and we believe that these results highlight the effectiveness of our business model, which focuses on controlled strategic growth and quality of service."

        Income from operations increased to $6.3 million for the fourth quarter of 2002, representing a 117.2% increase, as compared to income from operations of $2.9 million for the fourth quarter of 2001. Income from operations for the year ended December 31, 2002 increased to $28.6 million, representing a 61.6% increase, as compared to income from operations of $17.7 million for the year ended December 31, 2001, as adjusted for a non-cash compensation charge relating to variable plan accounting treatment of $9.4 million.

        Net income (loss) before interest expense, income taxes, depreciation and amortization ("EBITDA"), as adjusted, increased to $13.3 million for the fourth quarter of 2002, representing a 30.4% increase, as compared to $10.2 million for the fourth quarter of 2001. EBITDA, as adjusted, increased to $53.1 million for the year ended December 31, 2002, representing a 43.1% increase, from $37.1 million for the year ended December 31, 2001. EBITDA was adjusted to eliminate the impact of compensation expense of $0.6 million related to "success fees" incurred in connection with the leveraged recapitalization completed in August 2002, non-cash compensation expense of $9.4 million incurred in the first quarter of 2001 and $2.1 million incurred in December 2001 in connection with certain legal proceedings.

        Capital expenditures for the fourth quarter of 2002 were $17.0 million as compared to $12.9 million for the fourth quarter of 2001 and were $52.8 million for the year ended December 31, 2002 as compared to $60.1 million for the year ended December 31, 2001.

        As previously announced, MedQuest, Inc. will conduct a conference call to discuss information included in this news release and related matters at 2 p.m. EST on Tuesday, February 25, 2003. The conference call can be accessed at 800-237-9752 (domestic) or 617-847-8706 (international). Interested parties should call at least ten (10) minutes prior to the call to register and should use participant passcode #76441636. The conference call will be broadcast live, and will be available for replay through March 4, 2003, at www.companyboardroom.com using the symbol QEST.

        ABOUT MEDQUEST, INC.—MedQuest, Inc. is a leading operator of independent, fixed-site, outpatient diagnostic imaging centers in the United States. These centers provide high quality diagnostic imaging services using a variety of technologies, including magnetic resonance imaging (MRI), computed tomography (CT), nuclear medicine, general radiology, ultrasound, mammography and bone densitometry. MedQuest, Inc. operates a network of seventy-seven centers in twelve states located primarily throughout the southeastern and southwestern United States.

        This press release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, without limitation, statements regarding our future growth and profitability, growth strategy and trends in the industry in which we operate. These forward-looking statements are based on our current expectations and are subject to a number of risks, uncertainties and assumptions. We can give no assurance that such forward-looking statements will prove to be correct. Among the important factors that could cause our actual results to differ significantly from those expressed or implied by such forward-looking statements are general economic and business conditions, the effect of healthcare industry trends on third-party reimbursement rates and demand for our services, limitations and delays in reimbursement by third-party payors, changes in governmental regulations that affect our ability to do business, actions of our competitors, introduction of new technologies, risks associated with our acquisition strategy and integration costs and the additional factors and risks contained in our Registration Statement on Form S-4 declared effective on February 14, 2003.

Condensed Consolidated Statements of Operations (in thousands)

	Three months ended December 31,		Year ended December 31,
	2002	2001	2002	2001
	(unaudited)	(unaudited)	(unaudited)
Net revenues from services	$54,291	$42,773	$203,411	$142,322
Costs and expenses
Operating expenses	24,584	19,099	89,358	61,014
Marketing, general and administrative expenses	16,441	15,509	61,474	55,554	(a)
Depreciation and amortization	6,977	5,270	23,950	17,488

Income from operations	6,289	2,895	28,629	8,266
Interest expense, net	6,083	2,435	26,619	8,230

Income before provision for income taxes	206	460	2,010	36
Provision for income taxes	82	812	788	4,020
Minority interest	—	52	40	110

Net income (loss)	$124	$(404)	$1,182	$(4,094)

(a)
Includes $9.4 million non-cash compensation charge relating to variable plan accounting treatment of the purchase of restricted stock by certain executive officers from co-founders, which was recorded in the first quarter of 2001.

Adjusted EBITDA (b) Reconciliation (in thousands)

        The following table reconciles the difference between net income (loss), as determined under United States generally accepted accounting principles, and Adjusted EBITDA:

	Three months ended December 31,		Year ended December 31,
	2002	2001	2002	2001
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Net income (loss)	$124	$(404)	$1,182	$(4,094)
Interest expense, net	6,083	2,435	26,619	8,230
Provision for income taxes	82	812	788	4,020
Depreciation and amortization	6,977	5,270	23,950	17,488

EBITDA	13,266	8,113	52,539	25,644
Compensation expense(c)			560
Non-cash compensation expense(d)				9,388
InMed litigation(e)		2,100		2,100

Adjusted EBITDA	$13,266	$10,213	$53,099	$37,132

(b)
Adjusted EBITDA is defined as net income (loss) before interest expense, income taxes, depreciation, amortization and other non-cash charges (consisting of a $9.4 million non-cash compensation charge related to variable plan accounting treatment of the purchase of restricted stock by certain executive officers), plus $2.1 million incurred in connection with certain legal proceedings related to the InMed litigation and $.6 million related to success fees incurred in connection with the leverage recapitalization. We believe Adjusted EBITDA information enhances an investor's understanding of a company's ability to satisfy principal and interest obligations with respect to its indebtedness and to utilize cash for other purposes. In addition, Adjusted EBITDA is used as a measure in the indenture in determining our compliance with certain covenants. However, there may be contractual, legal, economic or other reasons which may prevent us from satisfying principal and interest obligations with respect to our indebtedness and may require us to allocate funds for other purposes. Adjusted EBITDA does not represent and should not be considered as an alternative to net income, income from operations or cash flows from operating activities as determined under United States generally accepted accounting principles and may not be comparable to other similarly titled measures of other companies.

(c)
Success fees incurred in connection with the leveraged recapitalization completed in August 2002.

(d)
Non-cash compensation charge relating to variable plan accounting treatment of the purchase of restricted stock by certain executive officers from co-founders, which was recorded in the first quarter of 2001.

(e)
Expenses incurred in December 2001 in connection with certain legal proceedings related to InMed litigation.

Contact:	Thomas C. Gentry Chief Financial Officer 4300 North Point Parkway Alpharetta, Georgia 30022 (770) 300-0101

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  Exhibit 99.1